UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) March 24, 2010

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois	60455
(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

On March 24, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Manitex International, Inc. (the “Company”) approved the Company’s 2010 Executive Officer Bonus Plan (“Bonus Plan”).

All executive officers of the Company, including its principal executive officer and principal financial officer, and a number of other management employees are eligible participants in the Bonus Plan. Under the 2010 bonus plan, executives and managers are to be paid quarterly discretionary bonuses. Any bonus payments are contingent on the Company having cumulative operating income for the year through the quarter ending immediately prior to payment and must be approved by the Compensation Committee. The Company intends to pay the quarterly bonuses in a combination of stock and cash. The stock awards will be granted pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan.

Although bonuses pursuant to the 2010 Bonus Plan are dependent on having cumulative operating income, the Compensation Committee may adjust bonuses based on any measures either financial or non-financial that the Committee believes will benefit long-term stockholder value.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David Gransee
Name:	David Gransee
Title:	CFO & Treasurer

Date: March 26, 2010